UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2020

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	82-3008583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On December 7, 2020, Open Lending, LLC (the “Borrower”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”) with the financial institutions party thereto as lenders. The Second Amendment amends that certain Credit Agreement, dated March 11, 2020, among the Borrower, the guarantors from time to time party thereto and UBS AG, Stamford Branch, as the administrative agent, to permit a one-time restricted payment in an amount not to exceed $37.5 million on or prior to January 31, 2021, subject to customary conditions.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment.

Item 8.01	Other Events.

Underwritten Public Offering

On December 9, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co., LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein (the “Underwriters”) and the selling stockholders named therein (collectively, the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders have agreed to sell, and the Underwriters have agreed to purchase, subject to and on the conditions set forth therein, an aggregate of 10,925,000 shares of the Company’s common stock (which amount includes 1,425,000 shares of the Company’s common stock sold pursuant to the exercise of the option to purchase additional shares granted to the Underwriters by the Selling Stockholders). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The offering is being made pursuant to the Company’s registration statement (the “Registration Statement”) on Form S-1 (Registration No. 333-251183), which was declared effective by the Securities and Exchange Commission on December 9, 2020, including the prospectus dated December 7, 2020 contained therein, the prospectus supplement dated December 9, 2020, and the Registration Statement on Form S-1 (Registration No. 333-251247), filed on December 9, 2020 pursuant to the Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”).

Repurchase

On December 7, 2020, the Company entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) to repurchase from the Selling Stockholders an aggregate of 1,395,089 shares of the Company’s common stock at a price per share of $26.88, the same per share price paid by the Underwriters to the Selling Stockholders in the offering described above.

The Underwriting Agreement and the Repurchase Agreement are filed as Exhibits 1.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Underwriting Agreement and Repurchase Agreement are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of December 9, 2020, by and among Open Lending Corporation, the Selling Stockholders and Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co., LLC as representatives to the several Underwriters named therein.

10.1	Second Amendment to Credit Agreement, dated as of December 7, 2020, by and among Open Lending, LLC and the financial institutions party thereto as lenders.

10.2	Stock Repurchase Agreement, dated as of December 7, 2020, by and between Open Lending Corporation and the stockholders listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Title: Chief Financial Officer

Date: December 10, 2020

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